Website Development Agreement

by and between

Elestonia Trade

("Developer")

and

GO GO BUYERS

("Client")

Contents

1.	Introduction

2.    Specifications

3.    Client`s obligations

4.    Developer`s obligations

5.    Web hosting

6.    Design

7.    Acceptance Testing

8.    Consideration and Payment

9.    Intellectual Property Rights

10. Termination

11. Conflict resolution

Introduction

This website development agreement is made this December 20, 2022 by and between Elestonia Trade (Developer) and GO GO BUYERS (Client), collectively known as the “Parties”.

Changes to this Agreement or to any deliverables in this contract must be submitted in writing and approved by both parties prior to taking place.

Client has agreed to allow the above Developer to:

- aggregate and prepare project and design;

- create a layout and content of the site;

- code a website (modules);

- develop;

- test and host a website;

- technically support according to the above-mentioned scope of work.

Developer is interested in undertaking such work; and Client and Developer mutually desire to set and agree to the following terms and conditions as listed.

Specifications

The specific deliverables and project requirements shall be governed by the Scope of Work document which shall be reviewed and approved by the Parties as a document separate from this website development services agreement.

Client`s obligations

Client hereby agrees to:

a)	co-operate with Developer as may be reasonably required and comply with all of Developer's reasonable requests without delay;

b)	meet the milestones and milestone dates or deadlines in accordance with terms and provisions of this Agreement;

c)	to perform all of its obligations in terms of this Agreement with reasonable care and skill and in accordance with good industry practice;

d)	to provide Developer with appropriate space and resources for such presentation to take place;

e)	to promptly notify Developer in writing of any factor, occurrence, non-occurrence, or event that is likely to cause a material delay in the delivery of any deliverable on or before its due date.

Developer's obligations

Developer hereby agrees and undertakes:

a)	to develop the Website in compliance with agreed Specifications in accordance with terms and provisions of this Agreement;

b)	to meet the milestones and milestone dates or deadlines in accordance with terms and provisions of this Agreement;

c)    to perform all of its obligations in terms of this Agreement with reasonable care and skill and in accordance with good industry practice;

d)    to comply with all applicable laws;

e)    to promptly notify the Client in writing of any factor, occurrence, non-occurrence, or event that is likely to cause a material delay in the delivery of any deliverable on or before its due date;

f)     to notify the company if any risks or schedule delays may take place effecting delivery dates and presentation of the final website;

g)    communicate with the Client regarding progress it has made in accordance with terms and provisions of this Agreement;

Design

Developer agrees to attain design approval from Client prior to beginning development by submitting detailed design mockups for Client’s review.

Client’ website will not include any of the following unless previously agreed upon between both parties.

  Any destructive, crude, insulting, harassing, violent, sexual or any other inappropriate
  Any invisible fields or pages.

All materials to be supplied by the client must be provided with compatible file types and sizes.

Until final approval, no portions of the above site will be made available to end users without the correct password and username combination.

Upon completion and approval of its final Web Site, or upon the termination of this Agreement, whichever occurs earlier, Developer shall deliver any and all materials developed in the course of its performance under this Agreement and any other items deemed necessary for the operation of.

Documentation shall be delivered in either printed or electronic format as agreed upon by both parties. If code is delivered in electronic format, any and all files shall be provided in compatible file formats.

If this Agreement is terminated prematurely or after the agreed backup term, Developer will destroy any and all copies, files, and documents related to this website development services agreement.

Acceptance Testing

Within forty-five (45) Business Days of Developer delivering the Website to Client, Client shall provide structured and thorough feedback using the Developer bug list template provided.

Delayed or incomplete bug lists may lead to cost over-runs and delays.

Within fifty (50) Business Days of Client providing structured and thorough feedback to the Developer, Developer shall make such changes, updates and corrections as may be required by the Client.

Consideration and Payment

All amounts payable to Developer shall be paid in installments in accordance with the plan of development of the Website. Such payments shall be made either by way of electronic funds transfer into the bank account or by any other means agreed upon by both parties in writing. Such payment methods shall be detailed on the related invoices. Payments shall be made directly to Elestonia Trade payments shall be made in accordance the estimate established and agreed upon by parties at the date of signing the agreement The total amount to be paid by the Client to Developer is USD 8,505 at this date and may be increased by mutual agreement of parties In this instance, the increase shall be discussed and approved by both parties in writing pursuant to this present agreement.

All amounts Shall be paid within twelve (12) working days of presentation of invoice without deduction or set off of any kind and net of banking costs charges

Intellectual Property Rights

Developer expressly acknowledges and agrees that all Intellectual Property Rights in and to any Content are owned by or licensed to the Client. Nothing in this Agreement shall be construed as being an assignment of such Intellectual Property Rights to Developer.

Client expressly acknowledges and agrees that all Intellectual Property Rights in and to any software developed and website designs by or for Developer used in or in respect of any Websites are owned by at licensed to Developer. Nothing in this Agreement shall be construed as being an assignment of such Intellectual Property Rights to the Client.

Developer retains ownership of all Intangible properties gained by Developer (that are not previously owned by the Client) while providing Services. Where a third-party platform is used to build the website, that party may retain the right to not release the source code to either Developer or the Client. Developer and the Client shall be subject to the terms, conditions and platform limitations of such a third-party platform and Developer is neither responsible liable not responsible for the performance of such platforms.

If, while this Agreement is in force, a Party becomes aware of any infringement or illegal use by a third party of any of the Intellectual Property Rights of the other Party; it shall promptly notify the other Party of such infringement or illegal use.

Termination

The term of this Agreement is from the Signature Date until the Website have been satisfactorily completed and the Developer has been paid in full.

Either Party may terminate this Agreement with immediate effect upon written notice if the other Party hereto is dissolved, declared insolvent or bankrupt, is placed in liquidation or sequestration (whether provisionally or finally and whether voluntary or compulsory) is unable to pay its debts as they become due or is subject to a scheme of arrangement or compromise or is wound up.

In the event that this website development services agreement is canceled by either party, Developer shall issue a final invoice for any unbilled time or materials Client agrees to pay the final invoice according to the terms of this website development services agreement.

Where a Party constitutes a material breach of this Agreement and fails to remedy such breach within 10 Business Days of the other Party's written notice to do so then, in such event, the other Party may, with immediate effect, terminate this Agreement.

Any termination as contemplated in this clause shall be without prejudice to any other rights which the terminating Party may have against the other Party whether for damages or otherwise.

The expiration or termination of this Agreement shall not affect any provisions in this Agreement expressed to survive the termination or cancellation of this Agreement or which by their nature or necessity continue to operate after the termination or cancellation of this Agreement.

In no event shall a Party be liable to the other for any indirect, extrinsic, special or consequential loss or damage of any kind whatsoever and howsoever caused (whether arising under contract, delict or otherwise) and whether the loss or damage was actually foreseen or reasonably foreseeable.

Upon termination of this Agreement:

a)    Developer shall cease all further use of any Content;

b)    The Client shall cease all further use of the software developed and website designs and layouts;

c)    Following the termination of this Agreement for any reason, the Client shall promptly pay Developer according to the terms of this Agreement for services rendered before the effective date Of the termination (the "Termination Date"). Developer acknowledges and agrees that no other compensation, of any nature or type, shall be payable hereunder following the termination of this Agreement.

Entire contract

This Agreement contains all the provisions agreed on by the Parties with regard to the subject matter of the Agreement and supersedes and novates in its entirety any previous understandings or agreements between the Parties in respect thereof, and the Parties waive the right to rely on any alleged provision not expressly contained in this Agreement.

Variation, cancellation and waiver

No contract varying, adding to, deleting from or cancelling this Agreement, and no waiver of any right under this Agreement, shall be effective unless reduced to writing and signed by or on behalf of the Parties.

Indulgences

The grant of any indulgence, extension of time or relaxation of any provision by a Party under this Agreement shall not constitute a waiver of any right by the grantor or prevent or adversely affect the exercise by the grantor of any existing or future right of the grantor.

Assignment, delegation

A Party may choose to assign fulfilling certain provisions of this Agreement for completion of other Parties not specified hereby.

Costs

Each Party shall bear that its own legal costs and disbursements of and incidental to the negotiation, preparation, settling, signing and implementation of this Agreement.

Signature in counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same agreement.

Independent advice

Each of the Parties hereby respectively agrees and acknowledges that:

a)    it has been free to secure independent legal advice as to the nature and effect of each provision of this Agreement and that it has either taken such independent legal advice or has dispensed with the necessity of doing so; and

b)    each provision of this Agreement is fair and reasonable in all the circumstances and is part of the overall intention of the Parties in connection with this Agreement.

Signature

By signing below, the Parties hereby enter into a binding website development services agreement with one another.

Developer

December 20, 2021

Date*

/s/ Elestonia Trade

Client

December 20, 2021

Date*

/s/ GO GO BUYERS